Exhibit 99.1

INVESTOR CONTACT:

Endologix, Inc.

Vaseem Mahboob, CFO

(949) 595-7200

Endologix Announces Public Offering of Common Stock

IRVINE, Calif., October 24, 2018 – Endologix, Inc. (Nasdaq: ELGX) (“Endologix” or the “Company”), developer and marketer of innovative treatments for aortic disorders, announced today that it has commenced a registered underwritten public offering of $20.0 million of its shares of common stock. In addition, Endologix has granted the underwriter a 30-day option to purchase up to an additional $3.0 million of its shares of common stock. All of the shares in the offering are to be sold by Endologix.

BTIG, LLC is acting as sole book-running manager for the offering.

Endologix intends to use the net proceeds from this offering to redeem all of its $18.3 million 2.25% Convertible Senior Notes due 2018 and to pay related fees, costs, expenses and other related payments, and the remaining proceeds, if any, for working capital and general corporate purposes.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on August 3, 2018. Before you invest, you should read the prospectus in the registration statement and related preliminary prospectus supplement that Endologix will file with the SEC for more complete information about Endologix and this offering. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement, when available, and the accompanying prospectus relating to the offering may be obtained by contacting BTIG, LLC, at 825 Third Avenue, 6th Floor, New York, NY, 10022, or by telephone at (212) 593-7555 or by e-mail at equitycapitalmarkets@btig.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT ENDOLOGIX

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company’s focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the United States. For more information, visit www.endologix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained in this press release that are not statements of historical fact, including but not limited to statements regarding the proposed offering of common stock and the intended use of proceeds of the common stock offering, are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed offering and the use of proceeds from such offering and are based on information available to us as of the date they were made. Forward-looking statements involve risks, uncertainties and other factors related to our business and the general economic environment, many of which are beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially and adversely from those projected in forward-looking statements. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents that the Company files with the SEC. The Company does not undertake any obligation to publicly update its forward-looking statements based on events, conditions or circumstances after the date hereof, except as required by law.